MONTHLY OPERATING REPORTS COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02
	(A)
CURRENT ASSETS
Cash	1,183,744	1,949,288	2,902,019	0	0
Accounts Receivable, Net (Sched. A)	7,213,246	6,357,143	5,439,247	0	0	0	0
Inventory, At Lower Of Cost Or Market	2,793,538	2,793,538	2,793,538
Prepaid Expenses	2,961,945	2,243,247	2,356,397	0	0
Collateral held by credit card processors	10,685,625	8,340,044	5,471,609	0	0

Total Current Assets	24,838,098	21,683,260	18,962,810	0	0	0	0

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001	19,805,001	17,673,715	0	0	0	0
Less Accumulated Depreciation	12,184,735	12,184,735	10,999,123	0	0

Net Property	7,620,266	7,620,266	6,674,592	0	0	0	0

OTHER ASSETS (Describe)	0	0	0	0	0
Deferred debt issuance costs - warrants	686,638	686,638	686,638
Leased aircraft deposits	3,598,000	3,598,000	3,598,000
Security deposits	630,580	630,580	630,580
Other - Attachment 1	1,443,356	1,373,356	716,906
Total Other Assets	6,358,574	6,288,574	5,632,124	0	0	0	0

TOTAL ASSETS [Note explanations on page 2]	38,816,938	35,592,100	31,269,526	0	0	0	0

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted___________________ Signed________________________________ _____________________________________ Vivian C. Stewart, Controller

(Printed name of signatory)

MONTHLY OPERATING REPORTS COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)		539,976	1,212,402	0	0	0	0

Pre Petition Liabilities
Notes Payable - Secured	7,735,867	7,735,867	7,735,867	0	0
Priority Debt	23,194,906	21,061,848	18,350,916	0	0
Unsecured Debt	65,144,587	64,495,808	65,325,814	0	0
Other	0	0	0	0	0

Total Pre Petition Liabilities	96,075,360	93,293,524	91,412,597	0	0	0	0

Total Liabilities	96,075,360	93,833,500	92,624,999	0	0	0	0

STOCKHOLDERS' EQUITY
Preferred Stock	590	590	590
Common Stock	43,099	43,099	43,099	0	0
Paid-In Capital	105,517,030	105,517,030	105,517,030	0	0
Retained Earnings
Through Filing Date	(162,819,141)	(162,819,141)	(162,819,141)	0	0
Post Filing Date	0	(982,978)	(4,097,051)	(4,097,051)	(4,097,051)	(4,097,051)	(4,097,051)

Total Stockholders' Equity	(57,258,422)	(58,241,400)	(61,355,473)	(4,097,051)	(4,097,051)	(4,097,051)	(4,097,051)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,816,938	35,592,100	31,269,526	(4,097,051)	(4,097,051)	(4,097,051)	(4,097,051)

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	09/30/02

GROSS SALES (INCOME)	2,250	16,026	0	0			18,276

COST OF GOODS SOLD
Materials	0	0	0	0			0
Labor - Direct	0	0	0	0			0
Manufacturing Overhead	0	0	0	0			0

Total Cost of Goods Sold	0	0	0	0	0	0	0

GROSS PROFIT	2,250	16,026	0	0	0	0	18,276

OPERATING EXPENSES
Selling and Marketing	0	0	0				0
Executive & Mgmt. Salaries	196,151	132,102	0	0			328,253
Office & Other Salaries	55,483	28,132					83,615
Rent (B)	274,768	200,264	0	0			475,032
Chargeback Fees and Write-offs - Attachment 2		983,639					983,639
Other - Attachment 2	219,451	26,715	0				246,166

Total Operating Expenses	745,852	1,370,852	0	0	0	0	2,116,704

OTHER EXPENSES
Quarterly Fees	1,875	1,875					3,750
Depreciation							0
Loss on Disposition of Assets - Attachment 3		1,602,123					1,602,123
Interest							0
Attorney's Fees	237,500	155,249	0				392,749
Other Professional Fees	0						0

Total Other Expenses	239,375	1,759,247	0	0	0	0	1,998,622

Total Expenses	985,227	3,130,099	0	0	0	0	4,115,326

NET INCOME (LOSS)	(982,978)	(3,114,073)	0	0	0	0	(4,097,051)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

STATEMENT OF SOURCE AND USE OF CASH

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	09/30/02
CASH DIFFERENCE
Current Ending Cash Balance	1,949,288	2,902,019	0	0	0	0	4,851,307
Less Ending Prior Month Balance	1,183,744	1,949,288	0	0	0	0	3,133,032

NET CASH INCREASE(DECREASE)	765,544	952,731	0	0	0	0	1,718,275

SOURCES OF CASH
Income (Loss) From Operations	(982,978)	(3,114,073)	0	0	0	0	(4,097,051)
Add: Non-cash items (Depr. & Amort.)	0	0	0	0	0	0	0

Cash Generated From Operations	(982,978)	(3,114,073)	0	0	0	0	(4,097,051)

Add: Decrease in Assets
Accounts Receivable	856,103	917,896	0	0	0	0	1,773,999
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	718,698	0	0	0	0	0	718,698
Property, Plant & Equipment	0	945,674	0	0	0	0	945,674
Other Current Assets	2,345,581	2,868,435	0	0	0	0	5,214,016
Other Assets	70,000	656,450	0	0	0	0	726,450

Increase in Liabilities:
Post Petition Liabilities	539,976	672,426	0	0	0	0	1,212,402
Pre Petition Liabilities	0	0	0	0	0	0	0

TOTAL SOURCES OF CASH	3,547,380	2,946,808	0	0	0	0	6,494,188

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable	0	0	0	0	0	0	0
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	0	113,150	0	0	0	0	113,150
Property, Plant & Equipment	0	0	0	0	0	0	0
Other Current Assets	0	0	0	0	0	0	0
Other Assets	0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities	0	0	0	0	0	0	0
Pre Petition Liabilities	2,781,836	1,880,927	0	0	0	0	4,662,763

TOTAL USE OF CASH	2,781,836	1,994,077	0	0	0	0	4,775,913

NET CASH INCREASE (DECREASE)	765,544	952,731	0	0	0	0	1,718,275

SCHEDULE OF ACCOUNTS RECEIVABLE AGING						SCHEDULE A
	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,213,246	3,379,272	58,320	335,262	35,345	3,405,046
% of Total	100%	46.85%	0.81%	4.65%	0.49%	47.21%
		.
Month:_8/31/02________________	6,357,143	88,531	2,463,078	48,722	326,206	3,430,605
% of Total	100%	1.39%	38.75%	0.77%	5.13%	53.96%

Month:__9/30/02_______________	5,439,247	$ 363,716	$ 88,531	$ 1,241,416	$ 45,466	$ 3,700,119
% of Total	100%	6.69%	1.63%	22.82%	0.84%	68.03%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

Month:_________________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

SCHEDULE OF FIXED ASSETS						SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

FIXED ASSETS - Net Book Values:
Rotables	2,946,226	2,946,226
Office Equipment	2,175,699	2,175,699
Aircraft Improvements	802,581	11,968
Ground Equipment	806,159	806,159
Tools and Caliberated Tools	345,041	345,041
Leasehold Improvments	198,160	43,098
Vehicles	179,457	179,457
Furniture and Fixtures	166,944	166,944
Other_________________

TOTAL FIXED ASSETS - Net Book Value	7,620,266	6,674,592	0	0	0	0

SCHEDULE OF POST PETITION DEBT						SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

TRADE ACCOUNTS PAYABLE		477,886

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes	36,000	0
Franchise Taxes	5,000	10,000

TOTAL TAXES PAYABLE	41,000	10,000	0	0	0	0

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	404,270	184,725
Payroll	94,706	77,070
Accrued Attorney's Fees		189,721
Accrued Chargeback Processing Fees		273,000

TOTAL OTHER LIABILITIES	498,976	724,516	0	0	0	0

TOTAL POST PETITION DEBT	539,976	1,212,402	0	0	0	0

Other Assets - Attachment 1
		7/31/2002	8/31/2002	9/30/2002
		Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	495,620.00	495,620.00
Pittsburgh	PaineWebber Inc.	69,904.00	69,904.00	69,904.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	645,909.68	84,447.81
Seabury	737s	94,987.48	94,987.48	0.00
				(1)

	Totals:	1,443,355.81	1,373,355.81	716,906.46

(1) New Aircraft Finders Fee for all leased aircraft that had been formally rejected by 9/30/02 were written off in September. Remaining amount relates to one remaining aircraft at 9/30/02 (N135NJ).
				Attachment 2

			Aug 02	Sept 02
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks		$ -	$ 799,025
	Chargeback write-offs	(3)	-	184,614
			$ -	$ 983,639

Other operating expenses
	Phone/data lines		$ 67,167	$ 49,735
	Insurance/General		45,147	41,230
	Aircraft hull insurance		40,073	29,860
	Revenue acctg fees		79,994	25,000
	Insurance broker fees		12,500	12,500
	Utilities		8,074	10,395
	Sabre hosting fees		10,000	10,000
	Payroll taxes		16,536	9,388
	Other		16,876	8,429
	Employee T&E		6,915	7,319
	Board of Director fees		-	6,848
	Copier/fax rentals		6,413	5,753
	Security fees		-	5,400
	Software maintenance agreements		11,375	2,408
	ADP (payroll processing fees)		3,151	2,125
	Ad-hoc labor		1,705	1,570
	Freight		6,912	1,165
	Email service provider		761	761
	Office supplies		1,468	328
	Reimbursement of aircraft ferry cost (Finova)		(15,000)	-
	Aircraft ferrying costs (Finova)		8,384	-
	Property/Franchise taxes	(2)	41,000	(31,000)
	Investor payments	(1)	(150,000)	(172,500)

			$ 219,451	$ 26,715

(1) Payments received from Investor as per Final Order Authorizing Debtor to

Obtain Limited Recourse Post-Petition Financing dated Sept. 4, 2002 and

Final Order on Second Motion of Vanguard Airlines, Inc. for Order Authrizing

Debtor to Obtain Limited Recourse Post-Petition Financing, dated Sept. 17, 2002.

These receipts are shown here as a reduction of expenses incurred while

Investor performed due dilligence efforts (some of which are in other expense categories.) Note, however, that this amount has been approved as a non-interest bearing DIP financing payable by Debtor only in the event a competing bid is accepted by Debtor.

(2) September amount includes a reversal of $36,000 of personal property taxes accrued in July. July accrual was determined to be inappropriate for post-petition activity.

(3) Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.

			Attachment 3

		Aug 02	Sept 02

Loss on disposition of assets
	Write-off aircraft improvements on rejected leased aircraft	$ -	$ 790,612
	Write-off aircraft finders fees on rejected leased aircraft	-	656,449
	Write-off leasehold improvements related to rejected leased facilities	-	155,062

		$ -	$ 1,602,123